                                                                      Exhibit 23
                                                                      ----------
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bob Evans Farms, Inc. of our report dated May 31, 2001, included in the 2001 Annual Report to Stockholders of Bob Evans Farms, Inc.

We also consent to the incorporation by reference of our report dated May 31, 2001, with respect to the consolidated financial statements incorporated herein by reference in the following Registration Statements:


-    Form S-8        No. 33-30665 --    1989 Stock Option Plan for Nonemployee
                                        Directors

-    Form S-8        No. 33-34149 --    401K Retirement Plan Trust

-    Form S-8        No. 33-42778 --    1991 Incentive Stock Option Plan

-    Form S-8        No. 33-53166 --    Nonqualified Stock Option Plan

-    Form S-8        No. 33-69022 --    Long Term Incentive Plan for Managers

-    Form S-8        No. 33-55269 --    1994 Long Term Incentive Plan

-    Form S-8        No. 333-74829 --   1998 Stock Option and Incentive Plan

-    Form S-3        No. 333-74739 --   Dividend Reinvestment and Stock Purchase
                                        Plan



/s/ Ernst & Young LLP

Columbus, Ohio
July 25, 2001